Exhibit 5.1

Sally A. Kay

T: +1 650 843 5582

skay@cooley.com

February 29, 2016

Portola Pharmaceuticals, Inc.

270 E. Grand Avenue

South San Francisco, California 94080

Ladies and Gentlemen:

We have acted as counsel to Portola Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 2,817,973 shares of the Company’s Common Stock, $0.001 par value (the “Shares”), pursuant to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related Prospectus included therein, (b) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, (c) the 2013 Plan and (d) the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the 2013 Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Sally A. Kay

T: +1 650 843 5582

skay@cooley.com

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Sally A. Kay
Sally A. Kay

3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM